EXHIBIT B

BYLAWS OF

CALLON PETROLEUM COMPANY FORMERLY
CALLON PETROLEUM HOLDING COMPANY
(the "Corporation")

ARTICLE I

Offices

Section 1.1. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1. All meetings of the stockholders for the election of directors shall be held in the City of Natchez, State of Mississippi, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or Mississippi as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual meetings of stockholders, commencing within the year 1995, shall be held on the second Tuesday in May at 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next secular business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which time they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, for any purpose germane to the meeting, which shall be open to the inspection of any stockholder during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman, Chief Executive Officer or the President or by the Board of Directors or by the written order of a majority of the directors, and shall be called by the President or Secretary at the request in writing of stockholders owning 80% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these Bylaws or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.11. Subject to the rights of the holders of any series of preferred stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly-called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing.

Section 2.12. Any stockholder proposing to nominate a person for election to the Board of Directors shall provide the Corporation 120 days prior written notice of such nomination, stating the name and address of the nominee and describing his qualifications for being a director of the Corporation. Such notice shall be sent by certified mail, return receipt requested, or delivered to the principal office of the Corporation to the attention of the Board of Directors, with a copy to the President and Secretary of Corporation.

Section 2.13. At any meeting of stockholders, the Chairman or Vice Chairman (or in the event there might be more than one vice chairman, the vice chairman in the order designated by the directors or, in the absence of any designation, in the order of election) of the Corporation (in such order) shall act as the chairman of the meeting, and the stockholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be taken at the meeting, and (ii) when the meeting shall be recessed.

ARTICLE III

Directors

Section 3.1. The business and affairs of the Corporation shall be managed by a board of directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the stockholders by law, by the Certificate of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the Board of Directors shall consist of no more than twenty-one persons. The number of initial directors shall be two. Thereafter, the exact number of directors within the maximum limitations as specified above shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) the Certificate of Incorporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of the second class to expire at the 1996 annual meeting of stockholders, and the term of the third class to expire at the 1997 annual meeting of stockholders, and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the above provisions regarding classification of directors shall be applicable only in the event that the Board of Directors is composed of three or more directors. Election of directors need not be by written ballot.

Section 3.2. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. "Cause" shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.

Section 3.3. Subject to the rights of holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Meetings of the Board of Directors

Section 3.4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting at which such directors were elected at the principal executive offices of the Corporation or at such other location as determined by the Chairman of the Board.

Section 3.6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.7. Special meetings of the Board may be called by the Chairman of the Board on two days' notice to each director, either personally or by telegram or telecopy. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors (unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director).

Section 3.8. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

Section 3.11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware (the "Act") fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class of classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

Section 3.13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 4.1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed or mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 5.1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, one or more vice chairman, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and such other additional officers as the Board of Directors shall determine to be necessary. The Board of Directors may also choose assistant vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Chairman shall be elected from among the directors.

Section 5.2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a chief executive officer, one or more vice presidents, a secretary and a treasurer.

Section 5.3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 5.5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed, provided, however, that the election or appointment of an officer shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Chairman of the Board

Section 5.6. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. The Chairman shall formulate and submit to the Board of Directors or a committee designated thereby matters of general policy of the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

The Vice Chairman

Section 5.7. The Vice Chairman shall, in the absence of the Chairman, preside at all meetings of the Board of Directors and of the stockholders. In the event there may be more than one vice chairman, the vice chairman in the order designated by the directors shall preside in the Chairman's absence and, in the absence of any designation, in the order of election. The Vice Chairman shall perform such other duties and have such other powers as the Chairman, or the Board of Directors may from time to time prescribe.

The Chief Executive Officer

Section 5.8 The Chief Executive Officer shall be the senior officer of the Corporation and shall perform such duties as usually pertain to the office or as may be prescribed by the Board of Directors.

The President

Section 5.9. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation.

Section 5.10. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

The Vice Presidents

Section 5.11. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the President, the Board of Directors or any committee of the Board of Directors may from time to time prescribe.

The Secretary and Assistant Secretary

Section 5.12. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or any assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 5.13. The Assistant Secretary, (or if there be more than one, the assistant secretaries in the order designated by the Board of Directors or if there be no such designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 5.14. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 5.15. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.16. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.17. The Assistant Treasurer, (or if there be more than one, the assistant treasurers in the order designated by the Board of Directors or if there be no such designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Certificates for Shares

Section 6.1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation.

Upon the face or back of each stock certificate issued to represent any partially paid shares, or upon the books and records of the Corporation in the case of uncertificated partially paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Certificates shall also contain such legends or statements as may be required by law and any agreement between the Corporation and the holder thereof.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Act or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations

preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2. Any or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 6.3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

Section 6.4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

Section 6.5. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.

Fixing Record Date

Section 6.6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

Miscellaneous/Dividends

Section 7.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 7.3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Checks

Section 7.4. All checks, demands, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Contracts

Section 7.5. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Deposits

Section 7.6. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or officers may select.

Fiscal Year

Section 7.7. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 7.8. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Amendments

Section 8.1. The Board of Directors or the holders of a majority of the shares may amend or repeal these Bylaws or adopt new Bylaws, provided that, notwithstanding any other provision contained in these Bylaws to the contrary, Sections 2.5, 2.11, 2.12 and 2.13 of Article II, Sections 3.1 and 3.2 of Article III, and this Article VIII of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of 80% or more of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

Indemnification

Section 9.1. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words are defined in Section 9.14 of this Article) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by § 145(b) of the D.G.C.L. in Proceedings by or in the right of the Corporation and to the fullest extent permitted by § 145(a) of the D.G.C.L. in all other Proceedings.

Expenses Related to Proceedings

Section 9.2. If Indemnitee is, by reason of his Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred

by him or on his behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

Advancement of Expenses

Section 9.3. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by § 145(e) of the D.G.C.L.

Request for Indemnification

Section 9.4. To obtain indemnification Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

Determination of Entitlement; No Change of Control

Section 9.5. If there has been no Change of Control at the time the request for indemnification is sent, Indemnitee's entitle to indemnification shall be determined in accordance with § 145(d) of the D.G.C.L. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

Determination of Entitlement; Change of Control

Section 9.6 If there has been a Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 9.5 of this Article. Indemnitee may petition the Court of Chancery of the State of Delaware or any other Court of competent jurisdiction for the determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

Procedures of Independent Counsel

Section 9.7 If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section

9.4 of this Article, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 9.5 or 9.6 of this Article to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Independent Counsel Expenses

Section 9.8 The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a Court has determined that such objection is without a reasonable basis.

Adjudication

Section 9.9 In the event that (i) a determination is made pursuant to Section 9.5 or 9.6 that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 9.3 of this Article, (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, or (b) within 90 days after objections to his selection have been overruled by the Court, or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection, or (iv) payment of indemnification is not made within 5 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 9.5, 9.6 or 9.7 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section, the Corporation shall have the burden or proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding

commenced pursuant to this Section 9.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article. In the event that Indemnitee, pursuant to this Section 9.9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Nonexclusivity of Rights

Section 9.10 The rights of indemnification and advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or any provision thereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

Insurance and Subrogation

Section 9.11 To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

The Company shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Severability

Section 9.12 If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or enforceable.

Certain Persons Not Entitled to Indemnification

Section 9.13 Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Definitions

Section 9.14 For purposes of this Article:

"Change of Control" means a change in control of the Corporation after the effective date of the Consolidation, as defined in that certain Agreement and Plan of Consolidation dated August 1, 1994 by and between the Corporation, Callon Petroleum Company, Callon Consolidated Partners, L.P., CN Resources and Wilcox Energy Company, in any one of the following circumstances: (i) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors provided, however, that a Change of Control shall not be deemed to have occurred (i) as a result of a person becoming or being deemed the beneficial owner of Common Stock because such person or an affiliate of such person is or becomes a party to that certain Stockholders' Agreement between the Corporation and certain stockholders entered into in connection with the Consolidation and filed for deposit at the principle executive offices of the Corporation (the "Stockholders Agreement"); or (ii) as a result of a party to the Stockholders' Agreement or an affiliate of such party acquiring Common Stock.

"Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

"D.G.C.L." means the Delaware General Corporation Law, as currently in effect or as amended from time to time.

"Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

"Expenses" shall include all reasonable attorney's fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection

with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

"Indemnitee" includes any persons who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 9.1 or 9.2 of this Article by reason of his Corporate Status.

"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

"Matter" is a claim, a material issue, or a substantial request for relief.

"Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9.9 of this Article to enforce his rights under this Article.

Notices

Section 9.15 Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to his home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

Contractual Rights

Section 9.16 The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.